Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each undersigned person hereby constitutes and appoints Christopher McCain, Paul Fielding, Mark Allen and, Anthony Dell and each of them, with full power to act without the others, such person’s true and lawful attorney-in-fact, with full power of substitution to:

(1) sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of such person as an individual or in such person’s capacity as a direct or indirect general partner, director, managing director, officer or manager of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder;

(2) to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as such person might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or such person’s substitutes, may lawfully do or cause to be done by virtue hereof;

(3) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

The undersigned person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to each undersigned person unless and until six months after such person is both no longer a Managing Director of General Catalyst Partners and no longer serving on the board of directors of any portfolio company of any General Catalyst Partners fund.

IN WITNESS WHEREOF, the undersigned person has caused this Power of Attorney to be executed as of the 2nd day of August 2022.

/s/ David Fialkow
David Fialkow

/s/ Hemant Taneja
Hemant Taneja

/s/ Joel Cutler
Joel Cutler

/s/ Kenneth Chenault
Kenneth Chenault

/s/ Dipchand Nishar
Dipchand Nishar

/s/ Trevor Oelschig
Trevor Oelschig

/s/ Larry Bohn
Larry Bohn

/s/ Kyle Doherty
Kyle Doherty

/s/ Steve Herrod
Steve Herrod

/s/ Adam Valkin
Adam Valkin

/s/ Holly Maloney
Holly Maloney

/s/ Nikolaos Bonatsos
Nikolaos Bonatsos

/s/ Alex Tran
Alex Tran

/s/ Christopher Bischoff
Christopher Bischoff

/s/ Quentin Clark
Quentin Clark

/s/ Paul Kwan
Paul Kwan